                                                                   EXHIBIT 99.1


                                                                   News Release

FOR IMMEDIATE RELEASE                                          OCTOBER 27, 2003


                 SYKES ENTERPRISES, INCORPORATED REPORTS THIRD
                         QUARTER 2003 FINANCIAL RESULTS

    PRO FORMA EPS DOUBLES ON REVENUE GROWTH AND REDUCED OPERATING EXPENSES;
                          BALANCE SHEET REMAINS STRONG


TAMPA, FL - OCTOBER 27, 2003 - Sykes Enterprises, Incorporated ("Sykes" or the "Company") (NASDAQ: SYKE), a global leader in providing outsourced customer management solutions and services, today announced financial results for the third quarter of 2003, exceeding expectations.

For the three months ended September 30, 2003, revenues totaled $119.9 million compared to $109.7 million for the prior year third quarter and $118.9 million in the sequential second quarter. Net income for the third quarter of 2003 totaled $3.9 million, or $0.10 per diluted share, compared to a net loss of $6.7 million, or $0.17 per share, for the comparable quarter last year.
Third quarter 2003 results reflected special items including a $0.03 per share gain on the sale of a U.S. customer support center and a $0.2 million credit from the reversal of a restructuring accrual (less than a $0.01 impact). The comparable third quarter results for 2002 also contained special items including a gain of $0.03 per share for the sale of a U.S. customer support center and a special charge of $0.23 per share related to the Company's class action settlement in 2002. Excluding these special items, the Company's pro forma net income for the third quarter of 2003 increased to $2.5 million, or $0.06 per diluted share, from pro forma net income of $1.4 million, or $0.03 per diluted share, for the third quarter of 2002 (See "Reconciliation of Pro Forma Results" table).

"Our business value proposition continues to resonate with our clients -- despite an increasingly complex and somewhat challenging economic environment -- underscored by revenue growth and improving operating performance. We are capitalizing on our growing offshore model, which is delivering solid results and strengthening the bottom line," stated John H. Sykes, Chairman and CEO of Sykes. "We continue to strike a delicate balance between revenue growth opportunities and cost containment while remaining sharply focused on growing existing client relationships, winning new business and further enhancing Sykes' position as a leading global solutions provider."

THIRD QUARTER 2003 REVIEW

Third quarter 2003 revenues increased 9.4% over the prior year period to $119.9 million. The increase reflects the rise in the value of the Euro compared to the U.S. dollar and the continued ramp-up of new business in Sykes' offshore markets. Sequentially, third quarter 2003 revenues increased $1.0 million from second quarter revenues of $118.9 million.


                              [SYKES LETTERHEAD]

On a geographic basis, revenues from the Company's Americas region, including North America, Latin America, India and the Asia Pacific Rim, increased 16.9% to $82.2 million, or 68.6% of total revenues, for the third quarter of 2003 compared to $70.3 million, or 64.1% of total revenues, for the comparable period in the prior year. The increase in the Americas revenues shows the strong growth in Sykes' offshore markets, resulting from the continued acceleration in demand for a lower cost solution, and further diversification into new vertical markets, including financial services and the transportation and leisure industry. Revenues from the Company's Europe, Middle East and Africa (EMEA) region declined 4.2% to $37.7 million, or 31.4% of total revenues for the third quarter of 2003 compared to $39.4 million, or 35.9%, for the comparable period in the prior year. Sykes' third quarter EMEA revenues experienced a $4.7 million benefit from the stronger Euro compared with the same period of the prior year. Excluding this foreign currency benefit, EMEA revenues would have declined $6.4 million on a year-over-year basis, reflecting the continued softness in customer call volumes resulting from the weak European economy.

The Company's gross profit margin (revenues less direct costs) for the third quarter of 2003 rose to 36.2% from 35.7% in the sequential second quarter reflecting improvements from the closure of lower margin European centers in the second quarter, partially offset by the ramp-up of new business in Sykes' offshore markets. Year-over-year, the Company's third quarter 2003 gross profit margin remained unchanged from the prior year period at 36.2%.

General and administrative ("G&A") expenses for the third quarter of 2003 totaled $39.9 million compared with $37.6 million for the same period in the prior year and $38.9 million in the sequential second quarter of 2003. Though partially offset by lower depreciation, G&A expenses rose year-over-year due to higher rent, utilities and maintenance costs associated with the offshore facilities expansion as well as higher insurance costs. As a percentage of revenues, total G&A expenses for the third quarter of 2003 declined to 33.2% compared to 34.3% in the prior year period. The year-over-year percentage decline reflects a lower depreciation expense combined with a higher level of revenues, partially offset by the higher costs associated with the offshore expansion. Sequentially, third quarter 2003 G&A expenses as a percentage of revenues rose 50 basis points to 33.2% from 32.7% in the second quarter of 2003.

NINE MONTHS IN REVIEW

For the nine months ended September 30, 2003, revenues totaled $356.1 million compared to $339.2 million for the comparable nine-month period in the prior year. Income from operations for the nine-month period ended September 30, 2003 totaled $8.9 million, while net income totaled $6.7 million, or $0.17 per diluted share. This compared to income from operations of $12.4 million and a net loss of $0.7 million, or $0.02 per share, for the same period in the prior year. Excluding the special items noted above, pro forma net income for the nine-month period ended September 30, 2003, totaled $5.3 million, or $0.13 per diluted share, compared to pro forma net income of $7.3 million, or $0.18 per diluted share, for the comparable nine-month period in 2002 (see "Reconciliation of Pro Forma Results"). The period-to-date decline was primarily the result of the breakeven results in the first quarter of 2003, which resulted from the higher costs associated with the ramp-up of new business offshore, insurance costs, the restructuring of certain EMEA facilities, and additional depreciation expense related to the termination of a technology client.

BALANCE SHEET & CASH FLOW HIGHLIGHTS

The Company's balance sheet at September 30, 2003 showed cash and cash equivalents of $77.9 million, shareholders' equity of $193.6 million, and no outstanding debt. Approximately $60.1 million of the Company's September 30th cash balance was held in international operations and may be subject to additional taxes if repatriated to the U.S. The Company intends to reinvest this cash into its international operations and has no current plans to repatriate the cash to the U.S.

"We generated approximately $9.7 million in cash flow from operations during the third quarter, providing our company with continued flexibility and the financial strength to make key strategic investments that will continue to drive Sykes' growth," commented Mr. Sykes.

BUSINESS OUTLOOK

For the fourth quarter of 2003, the Company anticipates the following financial results:

-        Revenues in the range of $120 million to $125 million

-        Net income in the range of $0.03 to $0.05 per diluted share

The marketplace continues to be characterized by extended sales cycles, industry-wide pricing pressures, and the uncertainty of the worldwide economic and political environment. The fourth quarter 2003 business outlook takes into consideration an increase in operating expenses due primarily to the growth in the Company's build out of its offshore facilities to accommodate an acceleration in demand. This demand is partially related to the migration of a leading U.S. based client as well as new and existing client growth. The
Company recently signed a multi-year contract with a leading third-party systems integrator, which was retained by the Company's leading client to manage its customer outsourcing strategy. Expenses related to the build out include increased headcount, travel, rent, and depreciation and amortization.
In the fourth quarter through the first-half of 2004, the Company anticipates adding between 4,000 and 5,000 seats in its offshore markets, bringing the Company's targeted seats offshore to between 9,600 and 11,000. Additionally, the fourth-quarter outlook does not include the impact of the potential adoption of Statement of Financial Accounting Standards (SFAS) 123 related to the expensing of stock options.

Based on the fourth quarter 2003 outlook, the Company expects the following financial results for the full 2003 year:

-        Revenues in the range of $476 million to $481 million

-        Pro forma net income in the range of $0.16 to $0.18 per diluted share

-        Net income in the range of $0.20 to $0.22 per diluted share

-        Capital expenditures in the range of $28 million to $33 million

NON-GAAP (PRO FORMA) MEASURES:

This news release contains non-GAAP financial measures including pro forma income from operations, pro forma net income and pro forma earnings per share, which are not prepared in accordance with Generally Accepted Accounting Principles (GAAP). A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

CONFERENCE CALL

The Company will conduct a conference call regarding the content of this release tomorrow, October 28, 2003 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of Sykes' website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of Sykes website at www.sykes.com/english/investors.asp under the heading "Investor Newsroom - Press Releases."

ABOUT SYKES ENTERPRISES, INCORPORATED

Sykes is a global leader in providing customer management solutions and services to Fortune 1000 companies primarily in the technology, consumer, communications, financial services, and the transportation and leisure industries. Sykes specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Utilizing Sykes' integrated onshore/offshore global delivery model, Sykes provides its services through multiple communication channels encompassing phone, e-mail, web, and chat. Sykes complements its customer support outsourcing services with technical staffing and fulfillment services - delivering solutions that are customized to meet each company's unique customer management needs. Headquartered in Tampa, Florida, Sykes operates 42 customer support centers with operations throughout the United States, Canada, Europe, Latin America, Asia and Africa. For additional information please visit www.sykes.com.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements," including Sykes' estimates of future business outlook, prospects or financial results, statements regarding Sykes' objectives, expectations, intentions, beliefs or strategies, or statements containing words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," or similar expressions. It is important to note that Sykes' actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for Sykes' products and services, (ii) variations in the terms and the elements of services offered under Sykes' standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing Sykes' bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company's ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change,
(ix) loss or addition of significant clients, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) Sykes' ability to attract and retain key management personnel, (xiv) Sykes' ability to continue the growth of its support service revenues through additional technical and customer service centers, (xv) Sykes' ability to further penetrate into vertically integrated markets, (xvi) Sykes' ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) Sykes' ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) Sykes' ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) Sykes' dependence on trends toward outsourcing, (xxi) risk of emergency interruption of technical and customer support center operations,
(xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; and (xxiv) other risk factors listed from time to time in Sykes' registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and Sykes undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

FOR ADDITIONAL INFORMATION CONTACT:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

                        SYKES ENTERPRISES, INCORPORATED
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                     THREE MONTHS ENDED
                                                                 SEPT. 30,         SEPT. 30,
                                                                   2003              2002
                                                                 ---------         ---------

Revenues                                                         $ 119,912         $ 109,658
Direct salaries and related costs                                  (76,506)          (69,910)
General and administrative                                         (39,862)          (37,585)
Gain (loss) on disposal of property & equipment, net                 1,736             1,197
Reversal of restructuring and other charges                            200                --
                                                                 ---------         ---------
Income from operations                                               5,480             3,360
Litigation settlement                                                   --           (13,800)
Other income                                                           490               334
                                                                 ---------         ---------
Income (loss) before (provision) benefit for income taxes            5,970           (10,106)
(Provision) benefit for income taxes                                (2,039)            3,436
                                                                 ---------         ---------
Net income (loss)                                                $   3,931         $  (6,670)
                                                                 =========         =========

   Net income (loss) per basic share                             $    0.10         $   (0.17)
   Shares outstanding - basic                                       40,307            40,411

   Net income (loss) per diluted share                           $    0.10         $   (0.17)
   Shares outstanding - diluted                                     40,491            40,411



OTHER ITEMS:
Depreciation and amortization                                    $   6,719         $   8,847
Capital expenditures                                             $   8,166         $   6,831

                        SYKES ENTERPRISES, INCORPORATED
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                   NINE MONTHS ENDED
                                                               SEPT. 30,         SEPT. 30,
                                                                 2003              2002
                                                               ---------         ---------

Revenues                                                       $ 356,147         $ 339,230
Direct salaries and related costs                               (230,370)         (212,788)
General and administrative                                      (118,644)         (114,993)
Gain (loss) on disposal of property & equipment, net               1,548               945
Reversal of restructuring and other charges                          200                --
                                                               ---------         ---------
Income from operations                                             8,881            12,394
Litigation settlement                                                 --           (13,800)
Other income                                                       1,241               305
                                                               ---------         ---------
Income (loss) before (provision) benefit for income taxes         10,122            (1,101)
(Provision) benefit for income taxes                              (3,450)              374
                                                               ---------         ---------
Net income (loss)                                              $   6,672         $    (727)
                                                               =========         =========

   Net income (loss) per basic share                           $    0.17         $   (0.02)
   Shares outstanding - basic                                     40,341            40,404

   Net income (loss) per diluted share                         $    0.17         $   (0.02)
   Shares outstanding - diluted                                   40,426            40,404




OTHER ITEMS:
Depreciation and amortization                                  $  22,965         $  25,082
Capital expenditures                                           $  20,611         $  15,942

                        SYKES ENTERPRISES, INCORPORATED
                      RECONCILIATION OF PRO FORMA RESULTS
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                        INCOME
                                                       INCOME          OR (LOSS)
                                                        FROM            BEFORE       (INCOME TAX)/    NET INCOME/      DILUTED
                                                      OPERATIONS         TAX            BENEFIT          (LOSS)         EPS
                                                      ----------       --------      -------------    -----------      ------

THIRD QUARTER 2003:
Results reported under U.S. GAAP                        $ 5,480        $  5,970         $(2,039)        $ 3,931         $0.10
Less special items:
     Reversal of restructuring and other charges            200             200             (77)            123            --
     Gain on sale of customer
            support center                                1,940           1,940            (660)          1,280          0.03
                                                        -------        --------         -------         -------        ------
Pro forma results                                       $ 3,340        $  3,830         $(1,302)        $ 2,528        $ 0.06(a)
                                                        =======        ========         =======         =======        ======

THIRD QUARTER 2002:
Results reported under U.S. GAAP                        $ 3,360        $(10,106)        $ 3,436         $(6,670)       $(0.17)
Less special items:
     Litigation settlement                                   --         (13,800)          4,692          (9,108)        (0.23)
     Gain on sale of customer
            support center                                1,599           1,599            (544)          1,055          0.03
                                                        -------        --------         -------         -------        ------
Pro forma results                                       $ 1,761        $  2,095         $  (712)        $ 1,383        $ 0.03
                                                        =======        ========         =======         =======        ======

NINE MONTHS 2003:
Results reported under U.S. GAAP                        $ 8,881        $ 10,122         $(3,450)        $ 6,672        $ 0.17
Less special items:
     Reversal of restructuring and other charges            200             200             (77)            123            --
     Gain on sale of customer
            support center                                1,940           1,940            (660)          1,280          0.03
                                                        -------        --------         -------         -------        ------
Pro forma results                                       $ 6,741        $  7,982         $(2,713)        $ 5,269        $ 0.13(a)
                                                        =======        ========         =======         =======        ======

NINE MONTHS 2002:
Results reported under U.S. GAAP                        $12,394        $ (1,101)        $   374         $  (727)       $(0.02)
Less special items:
     Litigation settlement                                   --         (13,800)          4,692          (9,108)        (0.23)
     Gain on sale of customer
            support center                                1,599           1,599            (544)          1,055          0.03
                                                        -------        --------         -------         -------        ------
Pro forma results                                       $10,795        $ 11,100         $(3,774)        $ 7,326        $ 0.18
                                                        =======        ========         =======         =======        ======

                                                                                                       Q4 2003          2003
                                                                                                      DILUTED EPS    DILUTED EPS
                                                                                                      -----------    -----------
BUSINESS OUTLOOK FOR 2003 - HIGH RANGE:
Results reported under U.S. GAAP                                                                        $  0.05        $ 0.22
Less special items:
     Reversal of restructuring and other charges                                                             --            --
     Gain on sale of customer
            support center                                                                                   --          0.03
                                                                                                        -------        ------
Pro forma results                                                                                       $  0.05        $ 0.18(a)
                                                                                                        =======        ======

BUSINESS OUTLOOK FOR 2003 - LOW RANGE:
Results reported under U.S. GAAP                                                                        $  0.03        $ 0.20
Less special items:
     Reversal of restructuring and other charges                                                             --            --
     Gain on sale of customer
            support center                                                                                   --          0.03
                                                                                                        -------        ------
Pro forma results                                                                                       $  0.03        $ 0.16(a)
                                                                                                        =======        ======


The schedules above provide a reconciliation of the Company's results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results of operations (non-U.S. GAAP) identified in the text of the press release, which exclude special items. Pro forma results of operations are presented because the Company believes it provides the users of financial statements with an additional and useful comparison of operating performance.

(a) Third quarter and nine months 2003 EPS as well as 2003 Business Outlook range columns do not sum to total due to rounding differences in the calculation of each EPS amount.

                        SYKES ENTERPRISES, INCORPORATED
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)


                                                   SEPT. 30,            DEC. 31,
                                                     2003                 2002
                                                  ----------            --------
                                                  (unaudited)

ASSETS
Current assets                                      $172,744            $163,507
Property and equipment, net                          105,130             109,618
Other noncurrent assets                               23,163              22,419
                                                    --------            --------
Total assets                                        $301,037            $295,544
                                                    ========            ========

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities                                 $ 57,853            $ 62,392
Noncurrent liabilities                                49,570              50,807
Shareholders' equity                                 193,614             182,345
                                                    --------            --------
Total liabilities & shareholders' equity            $301,037            $295,544
                                                    ========            ========


                        SYKES ENTERPRISES, INCORPORATED
                               SUPPLEMENTARY DATA
                                  (UNAUDITED)


                                                  Q3 2003           Q3 2002           FY 2002
                                                  -------           -------           -------

GEOGRAPHIC MIX (% OF TOTAL REVENUE):
    Americas (1)                                    68.6%             64.1%             66.1%
    Europe, Middle East & Africa (EMEA)             31.4%             35.9%             33.9%
    Total                                          100.0%            100.0%            100.0%

(1) Includes the United States, Canada, Costa Rica, India and the Asia Pacific (APAC) region. India and APAC are included within the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based companies.


                                                    Q3 2003          Q3 2002           FY 2002
                                                    -------          -------           -------

VERTICAL INDUSTRY MIX (% OF TOTAL REVENUE):
    Communications                                      45%             41%             40%
    Technology                                          32%             41%             43%
    Financial Services                                   6%              4%              3%
    Other                                               17%             14%             14%
    Total                                              100%            100%            100%